Exhibit 10.1

FALCONSTOR SOFTWARE, INC.

PREFERRED STOCK PURCHASE AGREEMENT

SEPTEMBER 16, 2013

TABLE OF CONTENTS

PAGE

ARTICLE I.	DEFINITIONS	1
1.1	Definitions	1
ARTICLE II.	PURCHASE AND SALE	11
2.1	Purchase and Sale of the Securities	11
2.2	Closing	12
2.3	Closing Deliveries	12
ARTICLE III.	REPRESENTATIONS AND WARRANTIES	13
3.1	Representations and Warranties of the Company	13
3.2	Representations and Warranties of the Purchaser	32
ARTICLE IV.	OTHER AGREEMENTS OF THE PARTIES	34
4.1	Legends	34
4.2	Dilution	36
4.3	Furnishing of Information	36
4.4	Integration	37
4.5	Reservation and Listing of Securities	37
4.6	Subsequent Placements	37
4.7	Conversion Procedures	37
4.8	Securities Laws Disclosure; Publicity	40
4.9	Use of Proceeds	41
4.10	Covenants	41
4.11	No Impairment	44
4.12	Indemnification	44
4.13	Shareholders Rights Plan	45
4.14	Access	45
4.15	Amendments to Transaction Documents	45
4.16	Management Equity Incentive Plan	45
4.17	No Solicitation or Negotiation	46

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4.18	Financial Restructuring Plan	46
4.19	Further Assurances	46
4.20	Best Efforts	47
4.21	Stockholder Approval	47
ARTICLE V.	CONDITIONS	47
5.1	Conditions Precedent to the Obligations of the Purchaser	47
5.2	Conditions Precedent to the Obligations of the Company	49
5.3	Termination of Obligations to Effect Closing; Effects	49
ARTICLE VI.	REGISTRATION RIGHTS	50
6.1	Shelf Registration	50
6.2	Registration Procedures	51
6.3	Registration Expenses	53
6.4	Indemnification	54
6.5	Dispositions	56
6.6	No Piggyback on Registrations	57
6.7	Piggyback Registrations	57
ARTICLE VII.	MISCELLANEOUS	57
7.1	Fees and Expenses	57
7.2	Administration Fee	58
7.3	Entire Agreement	58
7.4	Notices	58
7.5	Amendments; Waivers	59
7.6	Construction	59
7.7	Successors and Assigns	59
7.8	No Third-Party Beneficiaries	60
7.9	Governing Law; Venue; Waiver of Jury Trial	60
7.10	Survival	60
7.11	Execution	60
7.12	Severability	61
7.13	Rescission and Withdrawal Right	61
7.14	Replacement of Securities	61
7.15	Remedies	61
7.16	Payment Set Aside	61
7.17	Independent Nature of Purchaser’s Obligations and Rights	62
7.18	Adjustments in Share Numbers and Prices	62
7.19	Construction	62

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PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement is entered into and dated as of September 16, 2013 (this “Agreement”), by and between FalconStor Software, Inc., a Delaware corporation (the “Company”), Hale Capital Partners, LP, a Delaware limited partnership (“Hale Capital” or the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, and rules promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Administration Fee” is defined in Section 7.2.

“Advice” is defined in Section 6.5.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the first Person.  Without limiting the foregoing with respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Alternative Transaction” is defined in Section 4.17.

“Available Undersubscription Amount” is defined in Section 4.6(b)(ii).

 “Basic Amount” is defined in Section 4.6(b)(i).

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” is defined in Section 4.1(e).

“Buy-In Price” is defined in Section 4.1(e).

“Certificate of Designations” means the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of FalconStor Software, Inc., in the form attached hereto as Exhibit A.

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Closing Bid Price” means the last closing bid price for the Common Stock on the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded), as reported by Bloomberg, L.P., or, if the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price of the Common Stock prior to 4:00 p.m., New York Time, as reported by Bloomberg, L.P., or if the foregoing do not apply, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“Code” is defined in Section 3.1(m)(i).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or converted.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Company” is defined in the Preamble hereto.

“Company Counsel” means Olshan Frome Wolosky LLP, counsel to the Company.

“Company Employee Plan(s)” is defined in Section 3.1(m)(i).

“Company IP Claim” is defined in Section 3.1(q)(ii).

“Company’s Knowledge” means the actual knowledge, as of the date of this Agreement, of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, without any duty of further inquiry.

“Company Product” means any product or service offering of the Company created by or for, or marketed, sold, licensed, distributed or provided by or for the Company.

“Continuing Directors” is defined in the Certificate of Designations.

“Contracts” means, with respect to any Person, any agreement, undertaking, franchise, permit, lease, loan, license, guarantee, understanding, commitment, contract, note, bond, indenture, mortgage, deed of trust or other obligation, instrument, document, agreement or other arrangement of any kind (written or oral) to which such Person is a party or by which such Person, or any material amount of such Person’s property, is bound.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” is defined in the Certificate of Designations and, whenever referred to in this Agreement, the term “Conversion Price” shall refer to the Conversion Price as then in effect under the Certificate of Designations.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Deadline Date” is defined in Section 4.1(e).

“DTC” is defined in Section 4.1(c).

“Effective Date” means the date that a Registration Statement or Registration Statements covering the Registrable Securities has been declared effective by the Commission.

“Effectiveness Period” is defined in Section 6.1(b).

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Capital Market or the OTC Bulletin Board.

“Embedded Software” means third-party firmware licensed from third parties that is embedded in equipment for which the actual source code is inaccessible to the Company and its Subsidiaries.

“Environmental Laws” is defined in Section 3.1(ee)(i).

“ERISA” is defined in Section 3.1(m)(i).

“ERISA Affiliate” is defined in Section 3.1(m)(i).

“Evaluation Date” is defined in Section 3.1(t).

“Excess Subsequent Placement Proceeds” is defined in Section 4.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of: (i) Common Stock upon the conversion of any Convertible Securities or Options outstanding as of the date hereof and set forth in Schedule 3.1(g), pursuant to the terms of such Convertible Securities or Options, as applicable, as of the date hereof; (ii) Common Stock as a dividend on the Common Stock, to the extent specifically permitted by the Certificate of Designations, distributed pro rata to the holders thereof; (iii) Options (and the issuance of Common Stock upon exercise thereof) or restricted stock of the Company hereafter granted to employees, officers, directors or consultants of the Company pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Closing Date and as may be amended in accordance with Section 4.16, and the terms of such grants shall be subject to the terms and conditions specified in Section 4.16; (iv) Common Stock or Preferred Stock to the holders of Preferred Stock as dividend payments to the extent specifically permitted by the Certificate of Designations and (v) the Underlying Shares.

“Filing Date” means with respect to (i) the initial Registration Statement required to be filed pursuant to Section 6.1, the 90th day following the Closing Date and (ii) any additional Registration Statement required to be filed pursuant to Section 6.1, the 90th day following the date thereof.

“First Meeting” is defined in Section 4.21(b).

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into another Subject Entity where the holders of a majority of the Company’s outstanding Common Stock immediately prior to the consolidation or merger do not continue to own at least 50.1% of the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any Significant Subsidiary to one or more Subject Entities, or (iii) make, or be subject to or have the Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50.1% of the outstanding shares of Common Stock, or (y) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50.1% of the outstanding shares of Common Stock, provided, that this clause (iv) shall not apply to any transaction consummated solely for the purposes of raising capital in accordance with the terms of the Transaction Documents and as a result of which the Subject Entities do not become the owner of Common Stock in the amounts set forth in (x) or (y) above, or (v) reorganize, recapitalize or reclassify its Common Stock or effect a compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (vi) the execution by the Company of a definitive agreement directly or indirectly providing for any of the foregoing events, (B) any Subject Entity individually or the Subject Entities in the aggregate is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50.1% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company, (C) Continuing Directors cease to constitute more than a majority of the members of the Board, other than pursuant to Section 10(b)(ii) of the Certificate of Designations or (D) the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to the extent necessary to correct this definition or any portion hereof which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“GAAP” is defined in Section 3.1(h).

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hale Capital” is defined in the Preamble hereto.

“Inbound Licenses” is defined in Section 3.1(q)(i).

“Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others), (ii) any direct or contingent obligations of such Person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, (iii) all Indebtedness secured by any Lien existing on property or assets owned by such Person and (iv) any shares of capital stock or other securities having a redemption feature; provided that the Preferred Stock, and any obligations due in respect thereof in accordance, as applicable, with the Certificate of Designations, as in effect on the date hereof, shall not be deemed to be Indebtedness pursuant to this definition.

“Indemnified Party” is defined in Section 6.4(c).

“Indemnifying Party” is defined in Section 6.4(c).

“Intellectual Property Rights” means any rights in, arising out of or associated with any of the following:  (i) United States, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and all equivalents thereof (“Patents”); (ii) Software (including source and object code) and related documentation, confidential information, trade secrets, inventions (whether patentable or not), proprietary and confidential business information, customer lists, proprietary and confidential know how, show how, and all documentation relating to any of the foregoing; (iii) United States and foreign copyrights, copyright registrations and applications therefor in both published and unpublished works; (iv) United States and foreign trademarks and service marks (whether or not registered), including designs, logos, slogans and general intangibles of like nature, together with goodwill appurtenant thereto, and applications for registration of any of the foregoing; and (v) Internet domain name registrations.

“IRS” is defined in Section 3.1(m)(iv).

“Lien” is defined in Section 3.1(a).

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and reasonable fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by the Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that no effect(s) arising out of or resulting from any of the following will, in and of itself, constitute a Material Adverse Effect  (provided, that, with respect to clauses (i), (ii), (iii) and (iv), any effect does not disproportionately adversely affect the Company or its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate): (i) general economic conditions; (ii) conditions in the securities markets, financial markets or currency markets; (iii) political conditions or acts of war, sabotage or terrorism; (iv) acts of God, natural disasters, weather conditions or other calamities; (v) the announcement of the transactions contemplated by the Transaction Documents; (vi) the taking of any action required pursuant to the terms of the Transaction Documents (provided, that, the foregoing does not preclude a determination that any change, effect, circumstance or development giving rise to the taking of such action has resulted in, or contributed to, a Material Adverse Effect); and (vii) changes in the Common Stock price or the trading volume of the Common Stock (provided, that, the foregoing does not preclude a determination that any change, effect, circumstance or development underlying such change in the Common Stock price or the trading volume of the Common Stock has resulted in, or contributed to, a Material Adverse Effect).

“Material Contract” means (A) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $500,000 or which might result in payments to the Company or any Subsidiary in excess of $500,000; (B) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $500,000; (C) any employment agreements (not including at-will employment letters with employees), (D) the Deferred Prosecution Agreement with the U.S. Attorney’s Office, (E) any agreement that is or would be required to be filed as an exhibit to the SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of the Commission, (F) the OEM License, Development and Support Agreement, effective as of July 31, 2013, between the Company and Violin Memory, Inc. and any agreements ancillary thereto, and (G) any Contract the violation of which, or default under which, by the Company or any Subsidiary, on the one hand, or the other party(ies) to such Contract, on the other hand, could reasonably be expected to result in a Material Adverse Effect.

“Money Laundering Laws” is defined in Section 3.1(qq).

“Notice of Acceptance” is defined in Section 4.6(b)(ii).

“OFAC” is defined in Section 3.1(pp).

“Offer” is defined in Section 4.6(b)(i).

“Offered Securities” is defined in Section 4.6(b)(i).

“Open Source Software” means any Software subject to: (a) any so-called “open source”, “copyleft”, “freeware”, or “general public” license; (b) any license that is substantially similar to those listed at http://www.opensource.org/licenses/; and (c) any license that (i) requires (including as a condition to the license grants therein) the licensor to permit reverse-engineering of the licensed technology (such as software) or other technology incorporated into, derived from, or distributed with such licensed technology or (ii) requires (including as a condition to the license grants therein) that the licensed technology or other technology incorporated into, derived from, or distributed with such licensed technology (A) be distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, (C) be distributed at no charge, or (D) be distributed with certain notices or licenses (e.g., copyright notices or warranty disclaimers).

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or Convertible Securities.

“Outbound Licenses” is defined in Section 3.1(q)(i).

“Participation Percentage” means, with respect to the Purchaser as of any applicable date of determination, the percentage determined by dividing (y) the sum of (1) the number of shares of Common Stock owned by the Purchaser and (2) the number of shares of Common Stock issuable on conversion of any Preferred Stock owned by the Purchaser (without giving effect to any limitations on conversion of the Preferred Stock held by the Purchaser) by (z) the sum of (3) the number of outstanding shares of Common Stock and (4) the number of shares of Common Stock issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion of the Preferred Stock).

 “Patents” is defined within the definition of Intellectual Property.

“Permitted Indebtedness” is defined in Section 4.10(b)(vii).

“Permitted Liens” means (A) carriers’, warehousemen’s, materialmen’s and mechanics’ Liens arising by operation of law or that are not material in amount and Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty; (B) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; (C) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or contractual arrangements; (D) Liens upon any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (E) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods.

“Permitted Transaction” means a transaction where all the outstanding shares of Common Stock are purchased or exchanged by an unaffiliated third party whether through a merger, consolidation, sale of stock or sale of assets and in which the consideration paid to all holders of outstanding shares of Common Stock for such purchase or exchange consists solely of cash and the cash proceeds of such Permitted Transaction are used to redeem the Series A Preferred Stock in full upon the consummation of such Permitted Transaction at a per share redemption price equal to the Per Share Permitted Transaction Redemption Price (as defined in the Certificate of Designations).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Preferred Stock to be sold and issued by the Company to the Purchaser in accordance with and subject to the terms and conditions of this Agreement.

“Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.001 per share, and all securities into which such preferred stock may be reclassified or converted.

“Principal Market” means The NASDAQ Global Market.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened.

“Prohibited Issuance” means the issuance of: (A) any shares of Common Stock at a purchase price less than the then-existing Conversion Price or the issuance of any Common Stock Equivalents with a conversion price or exercise price less than the then-existing Conversion Price; (B) any Common Stock Equivalents consisting of Indebtedness that is convertible into or exchangeable or exercisable for Common Stock; (C) any preferred stock of the Company that is senior to or pari passu with the Preferred Stock with respect to rights, preferences or privileges as to dividends, liquidation preference or redemption or contains a greater than 1x liquidation preference or is a “participating” preferred stock; (D) any shares of Common Stock or Common Stock Equivalents to the extent the effective purchase or conversion price or the number of underlying shares floats or resets or otherwise varies or is subject to adjustment (directly or indirectly) based on market prices of the Common Stock; or (E) any warrants or other rights to purchase Common Stock that, when valued on a black scholes basis, decreases the purchase price for such warrants or other rights below the then-existing Conversion Price; except that with respect to clause (A) and (E) above, excluding the issuance of any Common Stock or Common Stock Equivalents issued pursuant to Section 4.16 hereof.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” is defined in Section 2.1.

“Purchaser Counsel” means Lowenstein Sandler LLP, counsel to Hale Capital.

“Purchaser” is defined in the Preamble hereto.

 “Registered Company Intellectual Property Rights” is defined in Section 3.1(q)(i).

“Registrable Securities” means all Underlying Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means any registration statements on Forms S-1 or S-3 required to be filed under Section 6.1, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Person” is defined in Section 4.12.

“Required Approvals” is defined in Section 3.1(e).

“Required Effectiveness Date” means with respect to (i) the initial Registration Statement required pursuant to Section 6.1, the 180th day following the Closing Date and (ii) any additional Registration Statement required pursuant to Section 6.1, the 180th day following the date thereof; provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Required Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Restructuring Plan” is defined in Section 4.18.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” has the meaning set forth in Section 3.1(h).

“Securities” means the Preferred Shares and the Underlying Shares issued or issuable (as applicable) to the Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” is defined in Section 3.2(h).

“Significant Subsidiary” means (x) any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, and (y) as of the Original Issue Date, FalconStor, Inc.

“Stockholder Approval” is defined in Section 4.21(a).

 “Software” means computer software and programs in any form, including source code and object code form, operating systems, database management code, firmware and utilities, and all related documentation, developer notes, comments and annotations.

“Subject Entities” is defined in the Certificate of Designations.

“Subsequent Placement” means any instance in which the Company or any Subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiary’s Indebtedness (other than Permitted Indebtedness) or equity or equity equivalent securities, including without limitation any Indebtedness, common stock or preferred stock of the Company, Common Stock Equivalent or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for, or is issued as a unit within, any class of common stock or preferred stock of the Company, or Common Stock Equivalents.

“Subsidiary(ies)” means (x) at any time, any Person (other than a natural person or Governmental Authority) which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than a majority of the capital stock or equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person, and (y) as of the Original Issue Date, FalconStor, Inc., FalconStor AC, Inc. and FalconStor Software (Korea), Inc.

“Technology” means (i) Software (including software development kits, APIs, computer programs, codes, interfaces, software implementations of algorithms and models and methodologies), whether in source code, object code, or other form, (ii) databases, compilations, collections of data and data, (iii) inventions (whether or not patentable), (iv) methods and processes, (v) designs and schematics, (vi) know-how, and (vii) works of authorship, including documentation (e.g. user manuals and training materials).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means The NASDAQ Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Certificate of Designations, and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Underlying Shares” means the shares of Common Stock issued or issuable (i) upon conversion of the Preferred Stock and (ii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents (including upon payment of any dividends in Common Stock to the holders of Preferred Stock to the extent specifically permitted by the Certificate of Designations), and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“Undersubscription Amount” is defined in Section 4.6(b)(i).

 “8-K Filing” is defined in Section 4.8.

ARTICLE II.
PURCHASE AND SALE

2.1           Purchase and Sale of the Securities.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, at the Closing, the Preferred Shares in the amounts set forth opposite the Purchaser’s name on Schedule A hereto for the aggregate purchase price set forth opposite the Purchaser’s name on Schedule A hereto under the headings “Number of Preferred Shares.”  The purchase price for each Preferred Share shall be Ten Dollars ($10) (the “Purchase Price”).

2.2           Closing.  The purchase and sale of the Preferred Shares pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Lowenstein Sandler LLP in New York City, New York, at 10:00 A.M. (New York City time) on the date each of the conditions set forth in Section 2.3 and Article 5 have been satisfied, or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Closing Date”).

2.3           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           a stock certificate representing the Preferred Shares registered in the name of the Purchaser (or one or more of its assignees or designees), in the amount indicated opposite the Purchaser’s name on Schedule A hereto, in proper form for transfer, and with any required stock transfer stamps affixed thereto;

                                                (i)          the Certificate of Designations, together with confirmation of filing and effectiveness with the Secretary of State of the State of Delaware;

                                                (ii)          the legal opinion of Company Counsel, in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchaser;

                                                (iii)        a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company certifying as of the Closing Date (i) as to the fulfillment of each of the conditions set forth in Section 5.1 and (ii) that no Breach Event (as defined in the Certificate of Designations), or event which, with the giving of notice or the passing of time, would constitute a Breach Event, exists as of such date;

                                                (iv)        certificates dated the Closing Date and signed by the Secretary of the Company certifying: (1) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of each of the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (2) that attached thereto are true and complete copies of the certificate or articles of incorporation and by-laws (or other organizational or charter documents) of the Company, and that such documents are in full force and effect; and (3) the signatures and titles of the officers of the Company executing each of the Transaction Documents;

                                                (v)         the fees and expenses payable by the Company to Hale Capital pursuant to Sections 7.1 and 7.2, in United States dollars and in immediately available funds, by wire transfer to accounts designated in writing by Hale Capital for such purpose; and

                                                (vi)        voting agreements between the Company and each of its officers and directors, as well as Marilyn Rubenstein, substantially in the form attached hereto as Exhibit C; and

                                                (vii)       any other document reasonably requested by the Purchaser or its counsel.

(b)           At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the purchase price set forth opposite the Purchaser’s name on Schedule A hereto under the heading “Aggregate Purchase Price,” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to, and agrees with, the Purchaser as of the date hereof as follows:

(a)           Subsidiaries.  The Company does not directly or indirectly control or own any interest in any other Person other than those listed in Schedule 3.1(a).  The jurisdiction of organization of each Subsidiary is as set forth on Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, tax, security interest, encumbrance, right of first refusal or similar right or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary have been validly issued and are duly authorized, fully paid and non-assessable and free of preemptive and similar rights.

(b)           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents.  Except as disclosed in Schedule 3.1(b)(i), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  Neither the Company nor any of the Subsidiaries have, during the five (5) years preceding the date hereof, been known by, or used any other trade or fictitious name, except as disclosed in Schedule 3.1(b)(ii) or been organized in a jurisdiction other than its jurisdiction of organization as of the date hereof.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereunder and thereunder, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Underlying Shares, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its Board of Directors or stockholders.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by them of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in, or have the enforcement of the rights provided for in the Transactions Documents constitute, a change of control (including, without limitation, by being deemed to be a merger, consolidation, or other disposition of all or substantially all of the assets or businesses of the Company or any of its Subsidiaries) or similar outcome in any respect under, or give to others any rights (x) of termination, amendment, acceleration or cancellation of, or (y) to any payment (including, without limitation, any employment or severance payment) under, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority or any regulatory or self-regulatory agency to which the Company or a Subsidiary is subject (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or any regulatory or self-regulatory agency or any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company with the Commission of the Registration Statement, the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the filing of the Certificate of Designations, state and applicable Blue Sky filings, and the consents, waivers, authorizations, permits, orders, notices, filings or registrations set forth on Schedule 3.1(e) (collectively, the “Required Approvals”).  To the Company’s Knowledge, the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the Required Approvals.

(f)           Issuance of the Securities.  The Preferred Shares and the Underlying Shares issuable upon conversion of the Preferred Shares and any other Underlying Shares issuable pursuant to the Transaction Documents shall be duly authorized as of the Closing.  As of the Closing, the Preferred Shares shall be, and any Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof.  As of the Closing, the Preferred Shares have been, and the Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, issued in compliance with applicable securities laws, rules and regulations.  The issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Principal Market.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of (y) the maximum number of shares of Common Stock issuable upon conversion of all of the Preferred Shares and (z) five (5) years of Common Stock dividend payments on the Preferred Shares.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company and each Subsidiary as of the date of this Agreement is as specified on Schedule 3.1(g)(i).  Schedule 3.1(g)(i) also specifies the pro forma number of shares and type of all authorized, issued and outstanding capital stock of the Company, after giving effect to the Closing.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Immediately following the Closing, there shall be no preferred stock of the Company or any Subsidiary issued or outstanding, other than the Preferred Shares.  No securities of the Company or any Subsidiary are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in Schedule 3.1(g)(ii): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or Options or other commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) except pursuant to Article VI of this Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities with the Commission or any other Governmental Authority (including “piggy back” registration rights) that have not been satisfied; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no Contracts by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or that will obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) or will result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to the Company or any Subsidiary; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company and its Subsidiaries have no material liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.  With respect to any warrants or similar instruments exercisable or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries listed on Schedule 3.1(g)(ii), Schedule 3.1(g)(ii) lists, with respect to each holder, the number of shares underlying each such warrant or instrument and the exercise price thereof, and each such warrant or instrument has been validly issued and authorized.  Schedule 3.1(g)(iii) contains a list of all stock option plans, stock purchase plans and management grants, in each case as reflected as of the Closing Date, true and complete copies of which have been delivered to the Purchaser.  Except as disclosed on Schedule 3.1(g)(iv), the Company is not a party to any existing Contract relating to any shares of Common Stock that require or permit any shares of Common Stock to be voted by or at the discretion of anyone other than the record owner and, to the Company’s Knowledge, there are no Contracts to which it is not a party relating to any shares of Common Stock that require or permit any shares of Common Stock to be voted by or at the discretion of anyone other than the record owner.  The Company has furnished or made available to the Purchaser true, correct and complete copies of each of the Company’s and any Significant Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, all outstanding warrants or similar instruments exercisable or exchangeable for any shares of capital stock of the Company or any of its Significant Subsidiaries and all stock option plans, stock purchase plans and management grants, and the terms of all other securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(h)           SEC Reports; Financial Statements.  Except as disclosed in Schedule 3.1(h), during the twelve (12) months prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Purchaser or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents and, as of the respective dates delivered by the Company to the Purchaser, any other financial statements of the Company (if any) delivered by the Company to the Purchaser complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect to financial statements included in the SEC Documents.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments); as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Company and not reflected in such financial statements, and no material adverse changes have occurred in the financial condition or business of the Company since the date of the most recent financial statement provided by the Company to the Purchaser or included in the SEC Documents.

(i)           Taxes.  The Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal and (to the Company’s Knowledge, solely with respect to state income tax returns) state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All tax returns are true and correct in all material respects.  There is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  No material tax returns of the Company have been audited, and to the Company’s Knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending.

(j)           No Material Adverse Effect; Absence of Certain Changes.  Except as disclosed in Schedule 3.1(j), since April 1, 2013, there has been no Material Adverse Effect or material adverse change or no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries and there is no specific fact known to the Company which may result in any Material Adverse Effect.  Except as disclosed in Schedule 3.1(j), since April 1, 2013, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (ii) sold any assets, individually or in the aggregate, in excess of $500,000, (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000, (iv) altered its method of accounting or the identity of its auditors, (v) incurred any liabilities (contingent or otherwise), individually or in the aggregate, in excess of $500,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the SEC or (vi) issued any equity securities to any officer, director or Affiliate.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company does not have pending before the Commission any request for confidential treatment of information.  Neither the Company nor any Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  No event, liability, development or circumstance has occurred or exists, or, to the Company’s Knowledge, is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(k)           Litigation.  There is no Proceeding before or by the Principal Market, any Governmental Authority, self-regulatory organization or other body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ current or former officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3.1(k).  The matters set forth in Schedule 3.1(k) would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any current or former director or officer thereof (in his or her capacity as such), is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically set forth in Schedule 3.1(k).

(l)           Labor Relations.  Except as set forth on Schedule 3.1(l), no labor strike, dispute, work slowdown or stoppage exists or, to the Company’s Knowledge, is imminent or threatened with respect to any of the employees of the Company or any Subsidiary.  Except as set forth in Schedule 3.1(l), no collective bargaining agreement is currently in force or is currently being negotiated by the Company, any Subsidiary or any other Person in respect of the business of the Company or any Subsidiary or any of the employees of the Company or any Subsidiary and neither the Company nor any of its Subsidiaries employs any member of a union.  To the Company’s Knowledge, there are no threatened or pending union organizing activities involving any of the employees of the Company or any Subsidiary.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the Company’s Knowledge, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, in all material respects.

(m)           Employee Benefit Plans.

(i)           Except as set forth in Schedule 3.1(m)(i), the Company and the Subsidiaries have no, and are not currently negotiating any, employment agreements, labor or collective bargaining agreements and there are no material employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any other plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to any obligation that has been undertaken) by the Company, any Subsidiary or any entity that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”) for any employee, officer, director, consultant or stockholder or their beneficiaries of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions on behalf of any such employee, officer, director, consultant or stockholder or beneficiary (each a “Company Employee Plan” and collectively the “Company Employee Plans”).

(ii)         Except for medical reimbursement spending accounts under Code Section 125, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract.  Except as set forth in Schedule 3.1(m)(ii), each Company Employee Plan by its terms and operation is in material compliance with all applicable laws and all required filings, if any, with respect to such Company Employee Plan have been timely made.  Neither the Company, any Subsidiary nor any ERISA Affiliate has at any time maintained, contributed to or been required to contribute to or has (or has had) any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA.  The Company’s various non-qualified deferred compensation plans satisfy the requirements of Section 201(2) of ERISA.  Except as set forth in Schedule 3.1(m)(ii), the events contemplated by this Agreement (either alone or together with any other event) will not (A) entitle any employees, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, termination benefits, or any other payment pursuant to such Person’s employment agreement with the Company, unemployment compensation, or other similar payments under any Company Employee Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary, (C) obligate the Company or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (D) require assets to be set aside or other forms of security to be provided with respect to any liability under any “employee benefit plan” within the meaning of Section 3(3) of ERISA, (E) result in any payments (including any payment that could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code)) under any Company Employee Plan or applicable law becoming due to any employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries, or (F) result in any change of control or similar payments to any officer, director, consultant, independent contractor or employee.  No amount payable under any Company Employee Plan would fail to be deductible under Code Section 162(m).

(iii)        No severance payment or change of control payment or similar payment is currently payable to any executive officer or director of the Company, whether as a result of the transactions contemplated hereby or otherwise, and, except as set forth in Schedule 3.1(m)(iii),  there are no accrued or unaccrued and unpaid obligations of the Company or any of its Subsidiaries in respect of wages, bonuses or other payouts to current or former officers, directors, consultants or employees.

(iv)        With respect to each of the Company Employee Plans:  (1) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the Internal Revenue Service (the “IRS”) regarding its qualified status under the Code for all amendments required prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or, if reliance is permitted, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or tax liability; (2) all payments required by the Company Employee Plans, any collective bargaining agreement or other agreement, or by applicable law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing Date shall have been made prior to the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, in accordance with the provisions of each of the Company Employee Plans, applicable law and GAAP; (3) no action has been instituted or commenced or, to the Company’s Knowledge, has been threatened or is anticipated against any of the Company Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any Subsidiary or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Employee Plans; and (4) no Company Employee Plan is or is expected to be under audit or investigation by the IRS, Department of Labor or any other governmental entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty.

(n)           Compliance.  Except as set forth in Schedule 3.1(n), neither the Company nor any of its Subsidiaries: (i)  is, or during the past fifteen (15) months has been, in violation of any judgment, decree or order or, to the Company’s Knowledge, any statute, ordinance, rule or regulation of any Governmental Authority or any regulatory or self-regulatory agency, to which the Company or a Subsidiary is subject, or will conduct its business in violation of any of the foregoing; or (ii) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except for possible defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is in compliance with, and is not in violation of any of, the rules, regulations or listing or maintenance requirements of the Principal Market and to the Company’s Knowledge there are no facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as set forth in Schedule 3.1(n), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  Except as set forth in Schedule 3.1(n), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The issuance by the Company of the Preferred Shares or the Underlying Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(o)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, except where the failure to possess such permits could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit.

(p)           Title to Assets.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material in any respect to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(q)           Intellectual Property.

(i)           Schedule 3.1(q)(i)(A) sets forth a list of all Patents, trademark and service mark registrations and applications, internet domain name registrations and applications and copyright (and mask works) registrations and applications owned by, registered, recorded, assigned, to be assigned, or filed in the name of the Company and any of its Subsidiaries (“Registered Company Intellectual Property Rights”), specifying as to each item, as applicable (i) the nature of the item, including the title, (ii) the applicant or owner(s) of the item, (iii) the jurisdiction in which the item is issued or registered or in which an application for issuance or registration has been filed, (iv) the issuance, filing, registration or application numbers and dates, (v) the prosecution status and (vi) any assignor or assignee, if applicable.  The Company and its Subsidiaries are current in the payment of all registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property Rights.  The Company and its Subsidiaries have filed all affidavits, responses, recordations, certificates and other documents and taken all currently or previously required actions for the purposes of registering, maintaining, perfecting and renewing the Registered Company Intellectual Property Rights.  The Company has provided or made available to the Purchaser all licenses, sublicenses and other Contracts or permissions under which  the Company or any of its Subsidiaries is a licensee or distributor of or otherwise is authorized to use any Intellectual Property Rights of a third Person or under which the Company or any of its Subsidiaries otherwise obtains Intellectual Property Rights (other than (A) shrink wrap licenses or other similar licenses for commercial off-the-shelf software that are not material components of the Company’s products with an aggregate license fee of $5,000 or less which are not required to be listed, (B) licenses to Embedded Software, and (C) implied licenses to trade secrets contained in nondisclosure agreements and other confidentiality agreements (“Inbound Licenses”).  Schedule 3.1(q)(i)(B) sets forth a list of all Contracts or permissions under which the Company or any of its Subsidiaries has granted to a third Person any license or sublicense to any Company Intellectual Property (other than Contracts with customers containing nonexclusive licenses or sublicenses granted in the ordinary course of business, excluding implied licensees to trade secrets contained in nondisclosure agreements) (“Outbound Licenses”).  With respect to the preceding Inbound Licenses and Outbound Licenses, there are no pending disputes regarding such Contracts, and correct and complete copies of all such listed Contracts have been provided to the Purchaser.

(ii)           The Company and its Subsidiaries own, free of all Liens, or have valid and enforceable Inbound Licenses to, all right, title and interest in, all of the Intellectual Property Rights that are currently used in the conduct of the Company’s or any of its Subsidiaries’ businesses.  The Company and its Subsidiaries are not infringing, misappropriating or otherwise violating, and have never infringed, misappropriated or otherwise violated, any Intellectual Property Right of any Person, and the conduct of the business of the Company and its Subsidiaries when conducted in substantially the same manner after the date hereof, will not infringe, misappropriate or otherwise violate any Intellectual Property Right of any Person.  No Proceeding has been filed, commenced, been brought, or is pending against the Company or any Subsidiary, or is threatened in writing by any third Person against the Company or any Subsidiary with respect to any Intellectual Property Rights or Technology that have been in the past or are currently owned, licensed, distributed or used by the Company or any of its Subsidiaries in the operation of their respective businesses as conducted in the past or as currently conducted (“Company IP Claim”), including any Company IP Claim that alleges that the operation of any such businesses by the Company or its Subsidiaries infringes, misappropriates, impairs, dilutes or otherwise violates the Intellectual Property Rights of any Person, and to the Company’s Knowledge, there are no grounds for the same, and the Company and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person’s Intellectual Property Rights.  To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has brought any Proceeding or threatened in writing any Company IP Claims against any Person.  Subject to the Contracts containing nonexclusive license rights granted by the Company and its Subsidiaries in the ordinary course of business which have been made available to the Purchaser, the Company and its Subsidiaries solely and exclusively own all right, title and interest (including the sole right to enforce) in and to the Intellectual Property Rights owned or purported to be owned by the Company and its Subsidiaries, and have not exclusively licensed any such Intellectual Property Rights to any Person.  No funding, facilities, or personnel of any Governmental Entity or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

(iii)           The Company and its Subsidiaries have made and do make commercially reasonable efforts to maintain and protect the Intellectual Property Rights owned and purported to be owned by the Company and its Subsidiaries.  Without limiting the preceding sentence, each current and former employee, consultant and contractor who developed any part of any Company Product or other material Intellectual Property Rights on behalf of the Company or its Subsidiaries has executed an agreement (i) that conveys or obligates such Person to convey to the Company and its Subsidiaries (as applicable) any and all right, title and interest of such Person in and to the Intellectual Property Rights developed by such Person in connection with such Person’s employment or engagement on behalf of the Company or its Subsidiaries, (ii) as to works created in the course of such Person’s employment with or engagement on behalf of the Company or its Subsidiaries, that acknowledges that the works are “works for hire” or otherwise assigning to the Company and its Subsidiaries (as applicable) all such Person’s rights, title and interest in such works, and (iii) that otherwise protects the confidentiality of Technology and Intellectual Property Rights of the Company and any of its Subsidiaries, including the trade secrets of the Company and its Subsidiaries, each in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of, the forms attached to Schedule 3.1(q)(iii).

(iv)           The Company and its Subsidiaries have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines, (ii) complied in all material respects with all applicable laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personal and business information (including personally identifiable information of employees, contractors, and third Persons who have provided information to Company and its Subsidiaries); and (iii) taken commercially reasonable measures with respect to the protection of personal and business information against loss, damage, and unauthorized access, use, modification, or other misuse.  There has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Company or any of its Subsidiaries (or any of their respective employees or, to the Company’s Knowledge, contractors).  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents complies with the Company’s privacy policies in all material respects with all applicable laws relating to privacy and data security (including any such laws in the jurisdictions where the applicable information is collected by Company or its Subsidiaries).

(v)           Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, nor any Contracts to which Company or any of its Subsidiaries is a party or otherwise bound prior to the Closing Date, will cause or require (or purports to cause or require) the Company or any of its Subsidiaries to (i) grant to any Person any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of the Company or any of its Subsidiaries; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any Person (except, in each of (i) and (ii), other than such royalties, other amounts, discounts, licenses, covenants not to sue, immunities or other rights that Company and its Subsidiaries would have had to pay, offer or grant had this Agreement not been entered into and the transactions contemplated hereby not have been consummated).

(vi)           The Company has provided or made available to the Purchaser all Open Source Software that is incorporated into, integrated or bundled with, linked to or otherwise used by the Company or any of its Subsidiaries in the development of any Company Product, excluding any Open Source Software that is incorporated into, integrated into or bundled with any Embedded Software by a third party without identifying the presence of any such Open Source Software to Company or any of its Subsidiaries.  The Company and its Subsidiaries have complied with all Open Source Software license terms applicable to the Company Products, and neither the Company nor its Subsidiaries have used Open Source Software in a manner that would under the applicable Open Source Software license terms, with respect to any Company Product, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, or (iii) impose any restriction on the consideration to be charged for the distribution thereof.

(vii)           The computer, information technology and data processing systems, facilities and services used by the Company and its Subsidiaries are reasonably sufficient for the existing needs of the Company and its Subsidiaries, including as to capacity, and ability to process current peak volumes in a timely manner.  To the Company’s Knowledge, there is no failure, breakdown or continued substandard performance of any Software, hardware, networks, communications facilities, platforms and related systems and services used by the Company or its Subsidiaries to provide the Company Products that has caused a material disruption or interruption in or to the operation of the business of Company or any of its Subsidiaries that remains unresolved.  The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards designed to protect any such systems under the possession or control of the Company or any of its Subsidiaries from any disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or unauthorized destruction of, Software, data or other materials.

(r)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Except as provided in Schedule 3.1(r), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           Transactions With Affiliates and Employees.  None of the current or former officers, directors, partners, stockholders or employees of the Company or any of its Subsidiaries, or any associate or any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any current or former officer, director, partner, or employee of the Company or its Subsidiaries, is presently (i) a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, partner, stockholder or employee or such associate or Affiliate or relative or, to the Company’s Knowledge, any corporation, partnership, trust or other entity in which any such officer, director, partner, stockholder or employee or such associate or Affiliate or relative has a substantial interest or is an officer, director, trustee or partner or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) of less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries.  Except as disclosed in Schedule 3.1(s), no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or any of its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (x) for payment of salary for services rendered, (y) reimbursement for reasonable expenses incurred on behalf of the Company, and (z) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).  No director or officer of the Company or any Affiliate or family member thereof is (y) an officer or director of Violin Memory or (z) an investor in, or an Affiliate of an investor in, Violin Memory.

(t)           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  During the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(u)           Solvency.  The Company believes that, based on the financial condition of the Company immediately following the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  Following the Closing Date, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness).

(v)           No General Solicitation; Certain Fees.  Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  Except as set forth in Schedule 3.1(v), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Purchaser pursuant to written agreements executed by the Purchaser which fees or commissions shall be the sole responsibility of the Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(v) that may be due in connection with the transactions contemplated by this Agreement.  The Company shall pay, and indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against, all liabilities, claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(w)           Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2(b)-(e), (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(x)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(y)           Disclosure.  This Agreement and the Schedules set forth herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(z)            Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.  The Company further acknowledges that the Purchaser has not made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Purchaser in the Company.

(aa)          Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(bb)         Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement.

(cc)          Indebtedness and Other Contracts.

(i)           Except as disclosed in Schedule 3.1(cc), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) has any financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries, (iii) [reserved], (iv) is in material breach, violation or default under any Material Contract, and no event (including, without limitation, the transactions contemplated by the Transaction Documents) has occurred which, with notice or lapse of time or both, would (1) constitute a material breach, violation or default by the Company or any Subsidiary (or, to the Company’s Knowledge, any other party) under any such Material Contract, or (2) give rise to any Lien (other than Permitted Liens) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary or (v) is a party to any Material Contract or other Contract relating to any Indebtedness the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3.1(cc) provides a detailed description of the material terms of any such outstanding Indebtedness.  Assuming the due execution and delivery by the other parties thereto, each of the Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (B) rules of law governing specific performance, injunctive relief, or other equitable remedies.  Except as set forth in Schedule 3.1(cc), neither the Company nor any Subsidiary is and, to the Company’s Knowledge, no other party to any such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

(ii)         The Company has provided or made available to the Purchaser complete copies of each of the Material Contracts, including all schedules, exhibits and attachments thereto.

(dd)         Suppliers and Customers.  Except as otherwise provided in Schedule 3.1(dd), since January 1, 2013, none of the Company’s or any Subsidiaries’ suppliers, vendors, customers or lenders has: (i) terminated or cancelled a Material Contract or business relationship involving an amount in excess of $500,000; or (ii) provided an unresolved written demand to terminate or limit a Material Contract or business relationship with the Company or any Subsidiary involving an amount in excess of $500,000.

(ee)          Environmental Matters.

(i)           The Company and its Subsidiaries (i) comply and have at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to comply could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(ii)         (A) The Company has no knowledge of any claim, and neither it nor any Subsidiary has received written notice of a complaint, order, directive, claim, request for information or citation, and to the Company’s Knowledge, no Proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties, formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (B) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.

(iii)        (A)  Neither the Company, any Subsidiary nor, to the Company’s Knowledge, any other Person has used any portion of any property currently used or formerly owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of any hazardous materials except in accordance with applicable Environmental Laws; (B) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for hazardous materials, any asbestos-containing materials or polychlorinated biphenyls, and no underground tank or other underground storage receptacle for hazardous materials, asbestos-containing materials or polychlorinated biphenyls is located in any portion of any property currently owned, operated or leased by the Company and (C)  the Company has not caused or suffered to occur any releases or threatened releases of hazardous materials on, at, in, under, above, to, from or about any property currently used or formerly owned, operated or leased by the Company or any Subsidiary.

(ff)           Export Controls.  None of the Company, any Subsidiary or, to the Company’s Knowledge, the Company’s or any Subsidiary’s employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations).  Neither the Company, any Subsidiary nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.

(gg)         Foreign Corrupt Practices Act.  Except as set forth on Schedule 3.1(gg), neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(hh)         No Suspension or Debarment.  Neither the Company nor any Subsidiary during the last five (5) years has been and, to the Company’s Knowledge, none of their respective employees, consultants or agents during the last five (5) years has been suspended or debarred from eligibility for award of contracts with any Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for government contracting.  During the past five (5) years, no government contracting suspension or debarment action has been threatened or commenced against the Company or a Subsidiary, or, to the Company’s Knowledge, any of its officers or employees.  The Company does not have knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for the Company’s or a Subsidiary’s suspension or debarment from award of contracts with any Government Authority.

(ii)            No Breach Event.  After giving effect to the transactions contemplated by this Agreement to occur at the Closing, no Breach Event has occurred and is continuing.

(jj)            No Disagreements with Accountants.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(kk)          Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results.

(ll)           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(mm)        Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(nn)         Acknowledgement Regarding Purchaser’s Trading Activity.  Subject to the Purchaser’s representations in Section 3.2(h), the Company acknowledges and agrees that (i) that the Purchaser has not been asked to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(oo)         Manipulation of Price.  The Company has not, and no one acting on its or any of its officers’ or Affiliates’ behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(pp)         OFAC.  Neither the Company, any Subsidiary nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(qq)         Money Laundering Laws.  The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(rr)           PFIC.  Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ss)         U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(tt)           Projections.  Prior to the Closing, the Company shall have furnished to the Purchaser (A) projected quarterly balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries for each quarter during the period from January 1, 2014 through December 31, 2014, and (B) projected annual balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries for the fiscal year ending December 31, 2014.  Such projections shall, at the time furnished to the Purchaser, (i) be believed by the Company to be reasonable, (ii) prepared on a reasonable basis and in good faith by the Company and (iii) be based on assumptions believed by the Company to be reasonable at the time made and upon the best information then reasonably available to the Company, and the Company shall not be aware of any facts or information that would lead it to believe that such projections, at the time furnished to the Purchaser, are incorrect or misleading in any material respect.

(uu)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(vv)         Eligibility for Registration.  The Company is eligible to register the Underlying Shares for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

(ww)        No Additional Agreements.  The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2           Representations and Warranties of the Purchaser.  The Purchaser hereby, as to itself only, represents and warrants to the Company as follows:

(a)           Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.  Each of the Transaction Documents to which the Purchaser is a party has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)           Investment Intent.  The Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.  The Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(c)           Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Data.  The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Purchaser to rely thereon.

(g)           Manipulation of Price.  During the 12-month period immediately preceding the Closing Date, the Purchaser has not, and to its knowledge no one acting on its or any of its officers’ or Affiliates’ behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(h)           Certain Trading Activities.  The Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments and trading or information concerning the Purchaser’s investments or (iii) is subject to the Purchaser’s review or input concerning the Person’s investments or trading, engaged in any sale or purchase in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company regarding the investment in the Company contemplated herein through the date hereof.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Legends.

(a)           Certificates evidencing the Preferred Stock and, when issued, the Underlying Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they may be resold without restriction as to current public information, manner of sale or volume limitations under applicable securities laws or as otherwise provided in Section 4.1(c):

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b)           The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser’s transferee of the pledge.  No notice shall be required of such pledge, but the Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           The legend set forth in Section 4.1(a) above shall be removed and the Company shall issue one or more certificates without such legend or any other legend to the holder of the applicable Preferred Stock or Underlying Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Preferred Stock or Underlying Shares are registered for resale under the Securities Act (provided that the Purchaser agrees to only sell such Preferred Stock or Underlying Shares when, and as permitted, by the effective registration statement permitting such resale), (ii) such Preferred Stock or Underlying Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Preferred Stock or Underlying Shares are eligible for under the Securities Act without regard to current public information, manner of sale or volume limitations.  Any fees (with respect to the Company’s transfer agent, Company Counsel or otherwise) associated with the removal of such legend shall be borne by the Company.  Following the Effective Date, or at such earlier time as a legend is no longer required for certain Preferred Stock or Underlying Shares, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Preferred Stock or Underlying Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(b), deliver or cause to be delivered to the Purchaser a certificate representing such Preferred Stock or Underlying Shares, as the case may be, that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 4.1.  Certificates for Preferred Stock or Underlying Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC.

(d)           The Company represents and warrants that it shall not issue any instruction to its transfer agent in connection with this Agreement, without the prior written consent of Hale Capital, and that the Preferred Stock and Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law.  The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to the Purchaser.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e)           If the Company shall fail for any reason or for no reason to issue to the Purchaser unlegended certificates within three (3) Business Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, if on or after the Business Day immediately following such three (3) Business Day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, at the election of the Purchaser in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the Underlying Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate with respect to the subject Underlying Shares, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such Underlying Shares and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Underlying Shares, multiplied by (b) the Closing Bid Price on the Deadline Date.

4.2           Dilution.  The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against the Purchaser.

4.3           Furnishing of Information.  As long as the Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use its best efforts to maintain its eligibility to register the Underlying Shares for resale by the Purchaser on Form S-3.  Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  As long as the Purchaser owns Securities, it will prepare and furnish to the Purchaser and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.4           Integration.  The Company shall not, and shall use its commercially reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5           Reservation and Listing of Securities.

(a)           The Company shall at all times take all action necessary to at all times have authorized and reserved (i) solely for the purpose of providing for the conversion of all of the outstanding Preferred Stock, such number of shares of Common Stock as shall from time to time equal to the number of shares sufficient to permit the conversion, in full, of all of the outstanding Preferred Stock in accordance with the terms of the Certificate of Designations but without regard to any conversion limitations contained therein and (ii) solely for the purpose of providing for the issuance of such other Underlying Shares as may be issuable pursuant to the Transaction Documents, such number of shares of Common Stock as shall from time to time be issuable under, and in accordance with the terms of, the Transaction Documents.

(b)           The Company shall, as applicable, (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use commercially reasonable best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) use commercially reasonable best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.6           Subsequent Placements.

(a)           Without limiting any other rights of Hale Capital under the Transaction Documents, from the date hereof until the Effective Date, the Company will not, directly or indirectly, effect any Subsequent Placement without the prior written consent of Hale Capital.

(b)           For so long as an aggregate of not less than fifteen percent (15%) of the Preferred Shares purchased on the Closing Date remains outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement during the one year period immediately following the Closing Date without having first complied with this Section 4.6.

(i)           The Company shall deliver to the Purchaser (or, if there has been a partial assignment of the Preferred Shares by the Purchaser in accordance with this Agreement, each Purchaser) a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in any Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Purchaser (or, if there has been a partial assignment of the Preferred Shares by the Purchaser in accordance with this Agreement, each Purchaser) (A) the Purchaser’s Participation Percentage of the Offered Securities (the “Basic Amount”), and (B) to the extent there has been a partial assignment of the Preferred Shares by the Purchaser in accordance with this Agreement, with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)         To accept an Offer, in whole or in part, a Purchaser (which shall include any transferee of the Preferred Shares in accordance with this Agreement) must deliver a written notice to the Company prior to the end of the ten (10) Trading Day period after the Offer, setting forth the portion of the Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for (but in no event shall all such Undersubscription Amounts exceeds the total Basic Amounts of the Purchasers); provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company’s Board of Directors to the extent it deems reasonably necessary.

(iii)        The Company shall have thirty five (35) Trading Days from the expiration of the period set forth in Section 4.6(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to (y) which a Notice of Acceptance has not been given by the Purchaser(s) and (z) the portion of the Offered Securities that exceed the Basic Amounts of the Purchaser(s) (clauses (y) and (z) are collectively referred to as, the “Third Party Offered Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

(iv)        In the event the Company shall propose to sell less than all of the Third Party Offered Securities (any such sale to be in the manner and on the terms specified in Section 4.6(b)(iii) above), then the Purchaser (or, if there has been a partial assignment of the Preferred Shares by the Purchaser in accordance with this Agreement, each Purchaser) may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Purchaser(s) pursuant to Section 4.6(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchaser(s) in accordance with Section 4.6(b)(i) above.

(v)         Upon the closing of the issuance, sale or exchange of all or less than all of the Third Party Offered Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchaser has so elected, upon the terms and conditions specified in the Offer.  The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company, the Purchaser and their respective counsel.

(vi)        Any Offered Securities not acquired by the Purchaser or other Persons in accordance with Section 4.6(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Agreement.

(c)           If at any time while any of the Preferred Stock is outstanding, the Company proposes to directly or indirectly effect a Subsequent Placement, to the extent permitted by, and in accordance with, the Transaction Documents, that will yield net proceeds to the Company and/or its Subsidiaries in excess of Five Million Dollars ($5,000,000) (the amount of such net proceeds in excess of Five Million Dollars ($5,000,000), the “Excess Subsequent Placement Proceeds”), then the Company shall offer to, upon the consummation of such Subsequent Placement, repurchase an amount of the Preferred Stock held by the Purchaser, and the Purchaser shall have the right, but not the obligation, to elect to have its Preferred Stock repurchased, in such maximum amounts with respect to the Purchaser as elected by the Purchaser, in its sole discretion, for an aggregate price (as determined below) equal to the lesser of (i) the aggregate amount of the Excess Subsequent Placement Proceeds, and (ii) the aggregate amount required to repurchase all of the Preferred Stock elected to be repurchased by the Purchaser pursuant to this Section 4.6(c).  All Preferred Stock elected to be repurchased under this Section 4.6(c) by the Purchaser shall be repurchased at a per share price equal to the greater of (A) one hundred percent (100%) of the then current Stated Value (as defined in the Certificate of Designations) of such share of Preferred Stock purchased plus one hundred percent (100%) of all accrued but unpaid cash dividends on such share of Preferred Stock (including any dividends that the Company has elected to accrue in accordance with the Certificate of Designations and any dividends accrued thereon) and (B) the product of (1) that number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, multiplied by (2) the greater of (I) the Closing Bid Price on the date of consummation of such Subsequent Placement and (II) the Closing Bid price on the date of public announcement of such Subsequent Placement.  To the extent the Excess Subsequent Placement Proceeds are not sufficient to repurchase all of the Preferred Stock elected to be repurchased by the Purchaser and any Person that hereafter becomes a Purchaser as a result of an assignment of any of the Preferred Shares by Hale Capital in accordance with the terms of this Agreement, then any such repurchase shall be done on a pro rata basis based on each Purchaser’s pro rata portion of the Preferred Stock elected to be repurchased by the Purchasers.

(d)           The restrictions contained in this Section 4.6 shall not apply to issuances of Excluded Stock.

(e)           For the avoidance of doubt, this Section 4.6 does not eliminate, alleviate, modify or negate the requirement in Section 4.10(b)(iv)(A) that the Company obtain the prior written consent of the holders of a majority of the outstanding Preferred Stock for any Prohibited Issuance.

4.7           Conversion Procedures.  The form of Conversion Notice included in the Certificate of Designations sets forth the totality of the procedures required by the Purchaser in order for the Purchaser to voluntarily convert the Preferred Stock into Common Stock.  No other information or instructions shall be necessary to enable the Purchaser to convert the Preferred Stock into Common Stock.  The Company shall honor all conversions of the Preferred Stock and shall deliver all Underlying Shares issuable upon conversion thereof, in each case in accordance with the terms and conditions set forth in the Transaction Documents.

4.8           Securities Laws Disclosure; Publicity.  Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of the Certificate of Designations, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchaser promptly after filing.  The Company shall, at least one (1) Trading Day prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser for its review.  The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market (other than the Registration Statement, the 8-K Filing and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act and any application to list additional shares filed with the Trading Market), without the prior written consent of the Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, Trading Market regulations or the Commission, in which case the Company shall provide the Purchaser with prior notice of such disclosure.  If at any time the Purchaser does not have a designee or observer on the Company’s Board of Directors and the Purchaser has notified the Company that it does not wish to receive any material nonpublic information, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries without the express written consent of the Purchaser.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information.  The Purchaser shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  In addition, if at any other time, the Purchaser so requests, the Company will confirm to the Purchaser in writing that the Company does not believe that the Purchaser, or any employee, officer, director, agent or representative of the Purchaser, has been provided any material non-public information relating to the Company by the Company or any Subsidiary, or any of their respective employees, officers, directors, agents or representatives.  In the event that the Company is unable to make such confirmation, or the Purchaser otherwise requests, the Company will make public disclosure of any information in the possession of the Purchaser which the Company or the Purchaser believes might constitute material non-public information relating to the Company.  The Purchaser shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Each press release disseminated by the Company during the twelve (12) months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9           Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities hereunder (i) for general working capital purposes and (ii) to pay certain expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby, including the expenses and fees due and payable to Hale Capital as set forth in Sections 7.1 and 7.2 of this Agreement.

4.10           Covenants.

(a)           For so long as at least fifteen (15%) of the Preferred Shares remain outstanding, the Company shall:

(i)           (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (B) continue to conduct its business substantially as now conducted or as otherwise currently contemplated and permitted under this Agreement; and (C) at all times maintain, preserve and protect in all material respects all of its assets and properties used or useful in the conduct of its business;

(ii)           keep adequate books and records with respect to its business activities in which proper entries, reflecting all bona fide financial transactions, are made in accordance with GAAP;

(iii)           [reserved]

(iv)           comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of (A) its Certificate of Incorporation (excluding the Certificate of Designations) and Bylaws and (B) the Certificate of Designations, (iii) all Material Contracts, and (iv) all material decrees, orders, and judgments (including the Deferred Prosecution Agreement with the United States Attorney’s Office for the Eastern District of New York entered into on June 27, 2012);

(v)           promptly notify the Purchaser in writing of the occurrence of any Breach Event;

(vi)            give notice to Hale Capital in writing within three (3) Business Days of becoming aware of any litigation or Proceedings threatened in writing against the Company or any of its Subsidiaries or any pending litigation and Proceedings affecting the Company or any of its Subsidiaries or to which any of them is or becomes a party involving a claim against any of them that could reasonably be expected to result in a Material Adverse Effect, stating the nature and status of such litigation or Proceedings; and

(vii)           (a) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the ninetieth (90th) day after the end of each fiscal year of the Company), deliver to Hale Capital a balance sheet as of the end of such fiscal year and an income statement and statement of cash flow for such fiscal year, audited and certified by the Company’s nationally recognized independent public accountants; (b) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the forty-fifth (45th) day after the end of each fiscal quarter of the Company), deliver to Hale Capital an unaudited balance sheet, income statement and statement of cash flows for such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and (c) at such time as the Company starts preparing internally generated monthly financial statements, deliver to Hale Capital, as soon as practicable following the end of each month (but in any event within thirty (30) days following the end of each month), an unaudited balance sheet, income statement and statement of cash flows for such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

(b)           For so long as at least fifteen (15%) of the Preferred Shares remain outstanding, the Company shall not, directly or indirectly, and including in each case with respect to any Significant Subsidiary (as applicable), without the affirmative vote of the holders owning a majority of the outstanding shares of Preferred Stock:

(i)           by operation of law or otherwise, (A) amend or restate (x) the Company’s Restated Certificate of Incorporation (excluding the Certificate of Designations) or by-laws in a manner that adversely affects the voting powers, preferences, rights or privileges of the Preferred Stock or (y) the Certificate of Designations in any manner, (B) convert the Company into any other organizational form, (C) liquidate, dissolve or wind up the Company or any Significant Subsidiary or (D) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire or be acquired by, or sell all or substantially all of the assets or capital stock to, any Person or any operating division of any Person, except for (1) a Permitted Transaction or (2) any acquisition by the Company or any Subsidiary of the stock or assets of another Person solely to the extent (x) the sole consideration paid by the Company or any Subsidiary is cash in an amount not to exceed ten percent (10%) of the Company’s outstanding tangible assets at the time of such acquisition, (y) no Indebtedness is assumed by the Company or any Subsidiary in connection therewith (other than Indebtedness that constitutes Qualified Permitted Indebtedness, as defined in the Certificate of Designations)           and (z) no member of the Company’s or any Subsidiary’s Board of Directors (or other governing body) and no officer of the Company or any Subsidiary nor any of their respective Affiliates or family members have a financial interest in the entity being acquired (or whose assets are being acquired) by the Company or any Subsidiary;

(ii)           sell, dispose of, license or transfer, directly or indirectly, any capital stock of any Significant Subsidiary or any assets or property of the Company or any Subsidiary with a value, individually or in the aggregate (including all such sales, dispositions, licenses or transfers), equal to or greater than ten percent (10%) of the Company’s outstanding tangible assets, or that are otherwise material to the Company or its business (as determined, in good faith, by a majority of the Company’s Board of Directors, which majority must include the Series A Directors (as defined in the Certificate of Designations)), other than any Permitted Transaction;

(iii)           undergo any Fundamental Transaction, other than a Permitted Transaction;

(iv)           (A) effect or consummate any Prohibited Issuance, (B) issue any additional shares of Preferred Stock, (C) reclassify any capital stock, or (D) directly or indirectly, redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock; provided that the Company may (y) directly or indirectly, redeem, purchase or otherwise acquire Securities if specifically permitted pursuant to the Certificate of Designations or Section 4.6 and in all events in accordance with the terms of the Certificate of Designations or Section 4.6, or (z) repurchase Common Stock from employees of the Company upon their termination of employment pursuant to written employment Contracts existing as of the Closing Date and described in Schedule 3.1(g);

(v)           set aside, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares or other interests in the Company, other than distributions (A) or dividend payments in respect of the Preferred Shares in accordance with the terms of the Certificate of Designations, (B) to directly or indirectly redeem, purchase or otherwise acquire Securities if specifically permitted pursuant to the Certificate of Designations or Section 4.6 and in all events in accordance with the terms of the Certificate of Designations or Section 4.6, (C) of Common Stock as a dividend on the Common Stock, to the extent specifically permitted by the Certificate of Designations, distributed pro rata to the holders thereof, and (D) of assets to repurchase the capital stock of former employees, officers, directors or consultants pursuant to any plan, agreement or arrangement described in Schedule 3.1(g) in accordance with its terms on the date hereof;

(vi)           accelerate any payments which are not currently due under any maintenance, license or any other agreement or contract with any customer or supplier, other than in the ordinary course of business and consistent with past practice between the Company and the applicable customer or supplier;

(vii)           create, incur, assume or suffer to exist any Indebtedness of any kind, other than (x) trade payables incurred in the ordinary course of business consistent with past practice, (y) certain existing Indebtedness of the Company as set forth on Schedule 3.1(cc) of the Agreement, and (z) non-convertible Indebtedness from a standard commercial lender in an amount not to exceed, at any time, eighty percent (80%) of the Corporation’s accounts receivable (“Permitted Indebtedness”);

(viii)           increase or decrease, or authorize the increase or decrease, of the number of members of the Company’s Board of Directors or any committee thereof, other than pursuant to Section 10(c)(ii) of the Certificate of Designations;

(ix)           approve or adopt any stock option plan or similar employee incentive plan other than in accordance with Section 4.16;

(x)           waive, release, assign, settle or compromise any material rights, claims or litigation in a manner disproportionately adverse to the interests of the Purchaser;

(xi)           enter into any transaction with any Affiliates or any of its equity holders, directors, officers, employees or their respective Affiliates, except for: (i) transactions among the Company and its direct or indirect wholly-owned Subsidiaries; (ii) transactions existing on the Closing Date and described on Schedule 3.1(s) (however, any amendment to such transactions shall require the consent of holders owning a majority of the Preferred Stock, unless any such amendment is permitted by other clauses of this Section 4.10(b) at the time of entry into such amendment); (iii) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by, and approved by, the non-interested members of the Board of Directors (or equivalent governing body) of the Company (including at least one of the Series A Directors); (iv) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements, subject to Section 4.16) with the officers and employees of the Company and its Subsidiaries in the ordinary course of business; and (v) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Subsidiaries;

(xii)           make any significant change in the nature of its business as described in the Company’s most recent annual report filed on Form 10-K with the Commission; or

(xiii)           enter into any agreement to do any of the foregoing or cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in clauses (i) through (xii) above.

(c)           Within thirty (30) days following the Closing Date, the Company shall, and shall cause its Subsidiaries to, qualify as a foreign corporation in any jurisdiction in which it is not so qualified and presently pays sales tax.

4.11           No Impairment.  At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchaser under any Transaction Document.

4.12           Indemnification.  If the Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of the Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless the Purchaser or Related Person for its reasonable legal and other expenses (including the reasonable costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from the Purchaser’s or Related Person’s gross negligence or willful misconduct.  In addition, the Company shall indemnify and hold harmless the Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any misrepresentation or breach by the Company or any Subsidiary of any of the representations, warranties or covenants made by the Company or any Subsidiary in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or misrepresentation.  The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below.  The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company or any Subsidiary may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser and any such Related Persons.  If the Company or any Subsidiary breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchaser on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.13           Shareholders Rights Plan.  No claim will be made or enforced by the Company or any other Person that the Purchaser is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.14           Access.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as Hale Capital owns an aggregate of not less than fifteen percent (15%) of the Preferred Shares purchased on the Closing Date, the Company shall, and shall cause each of the Subsidiaries, to give Hale Capital and its representatives, at the request of Hale Capital, access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide Hale Capital access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel and cannot be provided to Hale Capital in a manner that would avoid the adverse affect on the attorney-client privilege between the Company and its counsel, (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information and cannot be provided to Hale Capital in a manner that would avoid the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, or (z) would violate the requirements of any Governmental Authority, applicable law or regulation with respect to the confidentiality of information or security clearances and cannot be provided to Hale Capital in a manner that would not violate any such requirements, law or regulation; provided further that the Company shall be required to provide Hale Capital with access to the information contemplated in clause (y) if Hale Capital signs a customary confidentiality agreement with the Company with respect to such information.

4.15           Amendments to Transaction Documents.  Without the prior written consent of Hale Capital, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

4.16           Management Equity Incentive Plan.  The Company shall seek to amend its existing management equity incentive plan and/or adopt a new management equity incentive plan, and the Purchaser shall support an amendment to the Company’s existing management equity incentive plan and/or adoption of a new management equity incentive plan, which, among other things, (i) provides for a number of shares of Common Stock issuable thereunder in an amount (when taken together with grants already issued or available for issuance under the existing management incentive equity plan) equal to fifteen (15%) of the sum of (I) the Common Stock of the Company outstanding immediately following the Closing Date and (II) the Common Stock Equivalents outstanding immediately prior to the Closing Date that have an exercise price or conversion price below the Initial Conversion Price, (ii) provides for grants under the amended and/or new management equity incentive plan that are priced equal to or greater than the Conversion Price, (iii) sets aside thirty percent (30%) of the amended and/or new management equity incentive plan for promotions, extraordinary performance and new hires, (iv) provides for vesting that is tied to, among other things, satisfaction of major value creation milestones determined by the compensation committee of the Board of Directors of the Company and other terms and conditions reasonably acceptable to Hale Capital, (v) provides that any unallocated portion of the amended and/or new management equity incentive plan shall be allocated to management upon a Fundamental Transaction (other than pursuant to clauses (ii) of the definition thereof) and (vi) restricts the transfer of any such management equity incentive grants under such amended and/or new management equity incentive plan (including any shares of Common Stock issuable upon exercise of any option grants) except in limited circumstances, such as estate planning purposes.  The Company and its Board of Directors and Hale Capital shall work together, in good faith, toward the establishment of such amended and/or new management equity incentive plan following the Closing, which amended and/or new management equity incentive plan shall be reasonably acceptable to Hale Capital.

4.17           No Solicitation or Negotiation.  The Company agrees that from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with Section 5.3 hereof, neither the Company nor any of its Subsidiaries, Affiliates, officers, directors, representatives or agents (including its financial advisors) will: (1) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any debt or equity financing for the Company or any Subsidiary or (ii) relating to the acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company (each of the events described in clauses (i) and (ii) an “Alternative Transaction”), or (2) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any Alternative Transaction.  The Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.  The Company shall notify Hale Capital promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Hale Capital, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.18           Financial Restructuring Plan.  The Company has prepared in good faith and delivered to Hale Capital a restructuring and financial plan (the “Restructuring Plan”) for each quarter for the fiscal year ending December 31, 2014.  The Restructuring Plan has been approved by the Company’s Board of Directors.  The Restructuring Plan is the basis for the quarterly financial targets for the fiscal year ending December 31, 2014 referred to in Section 10(a)(xiv) of the Certificate of Designations and which quarterly financial targets for the fiscal year ending December 31, 2014 are memorialized in the side letter between the Company and Hale Capital.

4.19           Further Assurances.  The parties to this Agreement agree to make, execute and deliver all such additional and further acts, things, deeds and instruments, as Hale Capital may reasonably require with respect to the Company, and the Company may reasonably require with respect to the Purchaser, to document and consummate the transactions contemplated hereby in a manner consistent herewith and to vest completely in and insure the Purchaser or the Company their respective rights under this Agreement and the other Transaction Documents.

4.20           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Section 6 of this Agreement.

4.21           Stockholder Approval.

(a)           To the extent required by the rules and regulations of the Principal Market applicable to the Company, the Company shall use its commercially reasonable best efforts to obtain, as soon as practicable, but in any event no later than May 31, 2014, the approval of its stockholders to issue any Underlying Shares and to otherwise perform its respective obligations under the Transactions Documents, including approving (i) the issuance of in excess of 19.99% of the shares of Common Stock outstanding on the date of this Agreement at a price, determined in accordance with the rules and regulations of the Principal Market, that may be less than the greater of book or market value and (ii) any potential change of control of the Company which may occur as a result of the transactions contemplated by the Transaction Documents (the “Stockholder Approval”).

(b)           In furtherance of the obligations of the Company under Section 4.21(a), (i) by the Closing, the Board of Directors of the Company shall adopt proper resolutions authorizing the actions set forth in Section 4.21(a) above, (ii) the Board of Directors of the Company shall recommend and the Company shall otherwise use its commercially reasonable best efforts to promptly and duly obtain Stockholder Approval, including, without limitation, by filing any required proxy materials with the Principal Market and the Commission, by delivering proxy materials to its stockholders in furtherance thereof as soon as practicable thereafter, by soliciting proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions and (iii) within three Business Days of obtaining such Stockholder Approval, take all actions necessary to effectuate the actions set forth in Section 4.21(a) above.  If the Company does not obtain Stockholder Approval at the first meeting (the “First Meeting”), the Company shall in addition to satisfying clauses (i), (ii) and (iii) as contemplated above, call a special meeting of its stockholders as soon as reasonably practicable but in no event later than ninety (90) days following the First Meeting to seek Stockholder Approval until the date Stockholder Approval is obtained.

ARTICLE V.
CONDITIONS

5.1           Conditions Precedent to the Obligations of the Purchaser.  The obligation of the Purchaser to acquire the Preferred Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such time;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that, individually or in the aggregate, resulted in a Material Adverse Effect;

(e)           No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market;

(f)           Compliance with Deferred Prosecution Agreement.  The Company shall be in full compliance with its Deferred Prosecution Agreement with the United States Attorney’s Office;

(g)           Secretary of State Certificates.  The Purchaser shall have received Certificates, as of a recent date, of the Secretary of State of Delaware and each other jurisdiction where a Subsidiary is organized showing the Company and each Subsidiary, as applicable, to be validly existing in their respective jurisdictions of organization and in good standing;

(h)           [reserved]; and

(i)           Other Documents.  All other Transaction Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser.  The Purchaser shall have received copies of all other documents, opinions, certificates and instruments required to be delivered at the Closing pursuant to Section 2.3(a) hereof and all other documents, opinions, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement and the other Transaction Documents in form and substance satisfactory to the Purchaser.

5.2           Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Preferred Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing; and

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

5.3           Termination of Obligations to Effect Closing; Effects.

(a)           The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(i)           Upon the mutual written consent of the Company and the Purchaser;

(ii)           By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)           By the Purchaser if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser.  For the avoidance of doubt, the Purchaser can waive any of the conditions to Closing set forth in Section 5.1; or

(iv)           By either the Company or the Purchaser if the Closing has not occurred on or prior to September 30, 2013.

(b)           Nothing in this Section 5.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI.
REGISTRATION RIGHTS

6.1           Shelf Registration.

(a)           As promptly as reasonably possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall not be obligated to include such Registrable Securities in such Registration Statement but the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statements, as promptly as reasonably possible, but in no event later than the date which is thirty (30) days after the date on which the Commission shall indicate as being the first date such filing may be made.  The Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Purchaser) the “Plan of Distribution”, substantially as attached hereto as Exhibit D.  In the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchaser may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b)           The Company shall use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as reasonably possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) such time as all Registrable Securities covered by such Registration Statement have been sold publicly or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Purchaser pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to the Company (the “Effectiveness Period”).

(c)           The Company shall notify the Purchaser in writing as promptly as reasonably possible (and in any event within one Business Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d)           The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

(e)           If the Company issues to the Purchaser any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use commercially reasonable best efforts to cause such additional Registration Statement to become effective by the Commission by the Required Effectiveness Date.

6.2           Registration Procedures.  In connection with the Company’s registration obligations hereunder with respect to a Registration Statement pursuant to Section 6.1, the Company shall:

(a)           Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Purchaser and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser and Purchaser Counsel.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Purchaser shall reasonably object.

(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchaser true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; provided, however, the Company will not be required to provide copies of any correspondence that would result in the disclosure to the Purchaser of material and non-public information concerning the Company unless the Purchaser has executed a confidentiality agreement with the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Purchaser of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter (except in the case of clauses (v) and (vii), one Trading Day thereafter) of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to the Purchaser a copy of such comments and of all written responses thereto; provided, however, the Company will not be required to provide copies of any responses that would result in the disclosure to the Purchaser of material and non-public information concerning the Company unless the Purchaser has executed a confidentiality agreement with the Company); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other federal or state Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)           Furnish to the Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)           Promptly deliver to the Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)            (i) Prepare and timely file with each Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) use commercially reasonable best efforts to cause such Registrable Securities to be approved for listing on each Trading Market as soon as reasonably practicable thereafter; (iii) provide to the Purchaser evidence of such listing; and (iv) use commercially reasonable best efforts to maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h)           Prior to any public offering of Registrable Securities, use commercially reasonable best efforts to register or qualify or cooperate with the Purchaser and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i)           Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.

(j)           Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Comply with all applicable rules and regulations of the Commission.

(l)           The Company shall not be required to deliver any document pursuant to any provision of this Section 6.2 to any holder of Registrable Securities that is not selling Registrable Securities under the applicable Registration Statement.

(m)           The Company shall not identify any holder of Registrable Securities as an underwriter in any public disclosure or filing with the Commission or any Trading Market without the prior written consent of such holder.  If the Company is required by law to identify any such holder as an underwriter in any public disclosure or filing with the Commission or any Trading Market, it must notify such holder in writing in advance and such holder shall have the option, in its sole discretion, to consent to such identification as an underwriter or to elect to have its Registrable Securities be removed from such Registration Statement.  If any holder of Registrable Securities does not make such election within five (5) Business Days of such holder’s receipt of such notice, such holder shall be deemed to have elected to have its Registrable Securities be deemed to be removed from such Registration Statement.

6.3           Registration Expenses.  The Company shall pay (or reimburse the Purchaser for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchaser), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and the fees and disbursements of the Purchaser Counsel not to exceed $10,000, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.  Discounts, concessions, commissions and similar selling expenses, if any, payable to an underwriter and specifically attributable to the sale of Registrable Securities by the Purchaser will be borne by the Purchaser.

6.4           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.5.

(b)           Indemnification by the Purchaser.  The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iv)-(vii), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.5.  In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(d)           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(e)           All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(f)           Contribution.  If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(g)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5           Dispositions.  The Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  The Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iv)-(vii), the Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until the Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6           No Piggyback on Registrations.  Except with the prior written consent of the holders of a majority of the Registrable Securities or as permitted by Section 6.7 below, neither the Company nor any of its security holders (other than the Purchaser in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders to be included in the Registration Statement for the Registrable Securities.

6.7           Piggyback Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and if, within ten (10) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Purchaser requests to be registered, subject to customary underwriter cutbacks applied on a pro rata basis to all holders of registration rights.

ARTICLE VII.

MISCELLANEOUS

7.1           Fees and Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall reimburse Hale Capital for $150,000 of diligence, legal, accounting and other fees and expenses actually incurred by Hale Capital in connection with its due diligence and the preparation and negotiation of the Transaction Documents.  Such expenses shall be paid not later than the Closing.  The Company shall reimburse Hale Capital upon demand for all reasonable and documented out-of-pocket expenses incurred by Hale Capital, including without limitation reimbursement of reasonable and documented out-of-pocket attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents requested by the Company or as a result of any Subsequent Placement or the enforcement of any of its rights hereunder or thereunder (provided, however, if the Company reimburses Hale Capital for its legal fees in connection with a Proceeding initiated by Hale Capital against the Company, Hale Capital shall pay back to the Company any such reimbursed legal fees if it is finally determined by a court of competent jurisdiction that Hale Capital had no basis for bringing such Proceeding against the Company).  In the event that Proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such Proceedings.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

7.2           Administration Fee.  For so long as the Preferred Stock is outstanding, the Company shall pay to Hale Capital Management, LLC an annual administration fee of $22,500 (the “Administration Fee”).  The Administration Fee shall be paid annually, in advance.  The Administration Fee for the twelve (12) month period ending on the Closing Date shall be paid on the Closing Date and the Administration Fee for each subsequent twelve (12) month period shall be paid, in advance, on the subsequent anniversary of the Closing Date.  Hale Capital may, in its sole discretion, elect to waive, defer or accrue the Administration Fee for any particular period.

7.3           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto and the respective nondisclosure agreements between the Company and the Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand.  The address for such notices and communications shall be as follows:

If to the Company:	FalconStor Software, Inc. 2 Huntington Quadrangle Suite 2S01 Melville, NY 11747 Attn.: Seth Horowitz Fax: 631-773-6670

With a copy to:	Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 Attn.: Steve Wolosky and Kenneth Schlesinger Fax: 212-451-2222

If to Hale Capital:	Hale Capital Partners, LP c/o Hale Fund Management, LLC 570 Lexington Avenue, 49th Floor New York, NY 10022 Attn: Martin Hale Jr. Fax: 212-751-8822
With a copy to:	Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attn.: Steven Siesser and Mathew Hoffman Fax: 973.597.2507
or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 7.4.

7.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Hale Capital and the Company, or, in the case of a waiver, by Hale Capital.  Any waiver executed by Hale Capital shall be binding on the Company, the Purchaser and all holders of Preferred Shares, as applicable.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered on identical terms to all of the parties to the Transaction Documents that are holders of Preferred Shares.

7.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder, without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchaser.”  Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.12 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.9           Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7.10           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

7.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree that, in any action for specific performance of any such obligation, it shall not assert or shall waive the defense that a remedy at law would be adequate.

7.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or under any other Transaction Document or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17           [reserved]

7.18           Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

7.19           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Gary Quinn
	Name:	Gary Quinn
	Title:	President and CEO

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SIGNATURE PAGES OF THE PURCHASER FOLLOWS]

PURCHASER:

HALE CAPITAL PARTNERS, LP

By:	/s/ Martin Hale
	Name:	Martin Hale
	Title:	CEO

Schedule A

Name of Purchaser	Number of Preferred Shares	Aggregate Purchase Price
Hale Capital Partners, LP	900,000	$9,000,000
Total	900,000	$9,000,000

EXHIBIT A

Form of Certificate of Designations

EXHIBIT B

Form of Company Counsel Legal Opinion

EXHIBIT C

Form of Voting Agreement

EXHIBIT D

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (i) the fifth anniversary of the effective date of such registration statement, (ii) such time as all of the shares of common stock covered by the registration statement have been sold publicly or (iii) such time as all of the shares of common stock covered by the registration statement may be sold by the selling stockholders pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to us